UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2009

CNX GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Gas Corporation 5 Penn Center West Suite 401 Pittsburgh, PA	15276-0102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

412-200-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) (c). As a result of a managerial reorganization of CONSOL Energy Inc. (“CONSOL Energy”) and its majority owned public subsidiary, CNX Gas Corporation (“CNX Gas”), effective January 16, 2009 J. Brett Harvey, CONSOL Energy’s President and Chief Executive Officer, has been appointed as CNX Gas’ Chairman and Chief Executive Officer. Nicholas J. DeIuliis continues as the President of CNX Gas although his responsibilities will be as its Chief Operating Officer. On the same date, Mr. DeIuliis was also appointed as the Executive Vice President and Chief Operating Officer of CONSOL Energy. In addition, also effective as of January 16, 2009, Mr. DeIuliis, Joseph T. Williams and William J. Lyons resigned as directors of CNX Gas and its Board of Directors was reduced to five members and Stephen W. Johnson, Randall M. Albert, and J. Michael Onifer are no longer are executive officers of CNX Gas.

Mr. Harvey, age 58, has been a Director of CNX Gas since June 30, 2005, the date of its formation, and President and Chief Executive Officer and a Director of CONSOL Energy since January 1998. Prior to joining CONSOL Energy, Mr. Harvey served as the President and Chief Executive Officer of PacifiCorp Energy Inc., a subsidiary of PacifiCorp, from March 1995 until January 1998. Mr. Harvey also was President and Chief Executive Officer of Interwest Mining Company from January 1993 until January 1998 and Vice President of PacifiCorp Fuels from November 1993 until January 1998. Mr. Harvey is a member of the board of directors of Barrick Gold Corporation and member of the board of directors of Allegheny Technologies Incorporated. Various intercompany transactions in excess of $120,000 occur between CNX Gas (and its subsidiaries) and CONSOL Energy (and its subsidiaries other than CNX Gas) pursuant to various intercompany agreements and arrangements which are reported and described in each annual proxy statement of CNX Gas as well as in various of its other public filings.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) Also effective on January 16, 2009, CNX Gas dissolved its compensation, finance and nominating and corporate governance committees and the CNX Gas’ Bylaws were amended to reflect these changes. Additionally, the offices of the Chief Executive Officer and President were separated and their respective duties clarified. A copy of the Amended and Restated Bylaws showing the amendments is attached as an exhibit to this 8-K.

Item 8.01	Other Events.

The joint press release issued by CONSOL Energy and CNX Gas on January 20, 2009 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws as Amended

3.2a	Second Amended and Restated Bylaws as Amended (marked to show changes from former Bylaws)

99.1	Press Release January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ P. Jerome Richey
Name:	P. Jerome Richey
Title:	Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: January 20, 2009

Exhibit Index

Exhibit No.	Description
3.2	Second Amended and Restated Bylaws as amended

3.2a	Second Amended and Restated Bylaws as amended (marked to show changes from former Bylaws)

99.1	Press Release